EXHIBIT 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

July 11, 2011

Board of Directors
West End Bank, S.B.
West End Bancshares, Inc.
West End Bank, MHC
34 South Seventh Street
Richmond, Indiana  47374

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of West End Indiana Bancshares, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

/s/ RP Financial, LC.

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